Exhibit 11.1


			     Triad Systems Corporation
			 COMPUTATION OF EARNINGS PER SHARE


					 Three Months Ended  Nine Months Ended
					       June 30             June 30
					   1996      1995      1996      1995
					 --------  --------  --------  --------
(Amounts in thousands except
per share data)
Calculation of number of shares
entering into computations

   Weighted average shares outstanding    17,676    17,079    17,517    17,123
   Assumed conversion of preferred
   stock and exercise of warrants            -          -         -         -
					 --------  --------  --------  --------
					  17,676    17,079    17,517    17,123

   Net effect of dilutive stock
   options and warrants based
   on the average stock price                 -        763        -        820
					 --------  --------  --------  --------
Average primary shares outstanding        17,676    17,842    17,517    17,943

   Net effect of dilutive stock
   options and warrants based
   on the ending stock price                  -         72        -         85
					 --------  --------  --------  --------
Average fully diluted shares outstanding  17,676    17,914    17,517    18,028
					 ========  ========  ========  ========
Income (loss) before extraordinary
charge                                   $(4,411)  $ 1,594   $  (735)  $ 5,468

   Extraordinary charge on repurchase
   of debt, net of taxes                      -         -         -        153
					 --------  --------  --------  --------
Adjusted net income (loss)               $(4,411)  $ 1,594   $  (735)  $ 5,315
					 ========  ========  ========  ========

Earnings (loss) per share
   Primary
     Income (loss) before extraordinary
     charge                              $ (0.25)  $  0.09   $ (0.04)  $  0.31
     Net income (loss)                   $ (0.25)  $  0.09   $ (0.04)  $  0.30

   Fully diluted
     Income (loss) before extraordinary
     charge                              $ (0.25)  $  0.09   $ (0.04)  $  0.31
     Net income (loss)                   $ (0.25)  $  0.09   $ (0.04)  $  0.30
					 ========  ========  ========  ========